UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 19, 2009, Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) issued a press release announcing that the Company has earned $2 million in milestone payments from N. V. Organon (“Organon”), a subsidiary of Merck & Co., Inc. (“Merck”), stemming from its research collaboration that is due to expire in December 2009. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The milestone payment is comprised of two $1 million milestones. The first $1 million milestone is due as a result of Organon declaring one of the research collaboration’s advanced programs as a lead program under the terms of a collaboration and license agreement between Organon and Pharmacopeia, Inc. (now Pharmacopeia, LLC), a subsidiary of Ligand. Ligand is eligible to receive additional potential milestones and royalties for this program. The second $1 million milestone was earned by Ligand as a result of Organon deciding to transfer to Organon and acquire outright research being conducted by Ligand for another research program. The research being conducted under the collaboration and license agreement is scheduled to conclude in December 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated November 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: November 19, 2009	By:	/s/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated November 19, 2009.